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                                                                   EXHIBIT 5.1

                    Opinion of Morgan, Lewis & Bockius LLP


                                             February 16, 1999

Transmedia Network Inc.
11900 Biscayne Boulevard
North Miami, Florida 33181

                Re: Issuance of Additional Shares Pursuant to
                    Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as counsel to Transmedia Network Inc., a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an additional 1,000,000 shares (the "Shares") of the Company's Common Stock, $.02 par value per share, available for issuance under the Company's 1996 Long-Term Incentive Plan (as amended to date, the "Plan").

            In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation of the Company, (b) the By-Laws of the Company, (c) a good standing certificate dated as of a recent date from the State of Delaware, (d) the Plan and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

            In rendering this opinion, we have assumed that the Shares when issued pursuant to the Plan will be issued for consideration not less than the par value of the Common Stock.

            Based on the foregoing, we are of the following opinion:

            1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

            2. The Shares, when issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

            The opinion is based upon and limited to the General
Corporation Law of the State of Delaware.

            We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Morgan, Lewis & Bockius LLP
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                                                Morgan, Lewis & Bockius LLP